UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report /Date of earliest event reported: August 3, 2005

COMSTOCK HOMEBUILDING COMPANIES, INC.

(Exact Name of Registrant as Specified in its Charter)

DELAWARE	1-32375	20-1164345
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

11465 SUNSET HILLS ROAD, SUITE 510 RESTON, VIRGINIA 20910
(Address of principal executive offices) (Zip Code)

Registrant’s Telephone Number, Including Area Code: (703) 883-1700

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a- 12 under the Exchange Act (17 CFR 240.14a- 12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.                                        Entry into a Material Definitive Agreement.

A.            On July 28, 2005, upon recommendation of the Compensation Committee, the Board of Directors of Comstock Homebuilding Companies, Inc. (the “Company”), including a majority of the independent members of the Board of Directors, approved the following transactions with certain named executive officers as follows:

1.             Entry into a Life Insurance Reimbursement Agreement with Mr. William P. Bensten, Senior Vice President of the Company (the “Bensten Reimbursement Agreement”).  Pursuant to the Bensten Reimbursement Agreement, the Company will reimburse Mr. Bensten for his payment of life insurance premiums in an amount not to exceed $6,000 per year.  The life insurance policy, which was purchased by Mr. Bensten himself, insures Mr. Bensten for the benefit of the William P. Bensten Family Insurance Trust.  The Company’s obligations to make the reimbursement shall cease on the occurrence of certain events, including the death of Mr. Bensten, the termination of Mr. Bensten’s employment with the Company for Cause (as defined in the Employment Agreement) or Mr. Bensten’s resignation from the Company for reasons other than Good Reason (as defined in the Employment Agreement).

                2.             Entry into a Life Insurance Reimbursement Agreement with Bruce J. Labovitz, Chief Financial Officer of the Company (the “Labovitz Reimbursement Agreement”) .  Pursuant to the Labovitz Reimbursement Agreement, the Company will reimburse Mr. Labovitz for his payment of life insurance premiums in an amount not to exceed $6,000 per year.  The life insurance policy, which was purchased by Mr. Labovitz himself, insures Mr. Labovitz for the benefit of his designee(s).  The Company’s obligations to make the reimbursement shall cease on the occurrence of certain events, including the death of Mr. Labovitz, the termination of Mr. Labovitz’s employment with the Company for Cause (as defined in Mr. Labovitz’s employment agreement with the Company, dated December 17, 2004) or Mr. Labovitz’s resignation from the Company for reasons other than for Good Reason (as defined in Mr. Labovitz’s employment agreement with the Company, dated December 17, 2004).

B.            The Company has entered into directors’ and officers’ indemnification agreements with (i) each of the following outside directors: A. Clayton Perfall, David Guernsey, James MacCutcheon, Gary Martin, Robert Pincus and Socrates Verses; (ii) each of the following employee directors and named executive officers: Christopher Clemente, Chairman and Chief Executive Officer and Gregory Benson, President and Chief Operating Officer; and (iii) each of the following named executive officers:  William Bensten, Senior Vice President, Bruce Labovitz, Chief Financial Officer and David Howell, Vice President-Market Development.

                Pursuant to the indemnification agreements, the Company shall indemnify the directors or executive officers, to the fullest extent permitted by law, in the event that the covered directors and officers become subject to, participate in, or are threatened to be made a party to, any Proceedings (as defined in the indemnification agreements) and in connection with all permitted Expenses (as defined in the indemnification agreements).  The indemnification agreements contain customary provisions and procedures providing for items such as the requirement of notification, advancement of expenses, burden of proof, contribution obligations, selection of counsel, notice to insurers and the non-exclusivity of the right to indemnification.

C.            On July 28, 2005, the Board of Directors of the Company agreed to reimburse any and all loss of funds that may be incurred by Christopher Clemente, the Chairman and Chief Executive Officer of the Company and Gregory Benson, a director, President and Chief Operating Officer of the Company, in connection with one of the Company’s active projects that commenced operations before the Company’s initial public offering in December 2004.  As part of the condition for the extension of an acquisition and development loan by the project lender, both Messrs. Clemente and Benson had to personally guaranty the indebtedness (approximately $1.4 million).  The Board of Directors resolved that as the guaranties were made in the best interest of the Company and since the guaranties enabled the project to commence operations, the Company should reimburse Messrs. Clemente and Benson for any and all funds paid by them in connection with these guaranties.  Furthermore, the Company will also indemnify Messrs. Clemente and Benson against any and all expenses, to the fullest extent permitted by law, if either of them become a party or are threatened to be made a party to any legal proceeding relating to these guaranties.

Item 2.02                                             Results of Operations and Financial Conditions.

On August 1, 2005, the Company issued a press release announcing financial results for the second fiscal quarter ended June 30, 2005.  A copy of the press release is furnished herewith as Exhibit 99.1.

The information contained in this Item 2.02 and in the accompanying exhibit shall not be deemed filed for purposes of Section 18 of the Securities and Exchange Act of 1934, as amended (the “Exchange Act”), or incorporated by reference in any filing under the Exchange Act or the Securities Act of 1933, as amended, except as shall be expressly set forth by specific reference in such filing.

Item 9.01.              Financial Statements and Exhibits.

                (c)           Exhibits.

Exhibit
Number	Description

10.1

Form of Directors’ and Officers’ Indemnification Agreement (incorporated by reference to an exhibit to the Company’s Amendment No. 5 to Registration Statement on Form S-1 filed with the Commission on October 1, 2004 (No. 333-118193).

99.1	Press Release by Comstock Homebuilding Companies, Inc., dated August 1, 2005.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:  August 3, 2005

COMSTOCK HOMEBUILDING COMPANIES, INC.

By:	/s/ Jubal R. Thompson
Jubal R. Thompson
General Counsel and Secretary

EXHIBIT INDEX

Exhibit
Number

10.1

Form of Directors’ and Officers’ Indemnification Agreement (incorporated by reference to an exhibit to the Company’s Amendment No. 5 to Registration Statement on Form S-1 filed with the Commission on October 1, 2004 (No. 333-118193).

99.1	Press Release by Comstock Homebuilding Companies, Inc., dated August 1, 2005.